Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Prospectus and Registration Statement [Form F-3] of Telesystem International Wireless Inc. and Telesystem International Wireless Corporation N.V. for the registration of up to $11,775,103 14% Senior Guaranteed Notes issued by Telesystem International Wireless Inc. due December 30, 2003 Guaranteed by Telesystem International Wireless Corporation N.V. and to the incorporation by reference therein of our report dated April 25, 2002 (except for Notes 16 and 17, as to which the date is July 2, 2002), with respect to the consolidated financial statements of Telesystem International Wireless Corporation N.V. and of our report dated April 25, 2002 (except for Notes 10 and 12, as to which the date is July 2, 2002), with respect to the condensed unconsolidated financial information of Telesystem International Wireless Corporation N.V. included in its Annual Report [Form 20-F/A] for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Amsterdam, The Netherlands
January 23, 2003.	Ernst & Young Accountants